Exhibit 99.1

Cirrus Logic Reports Q4 FY20 Revenue of $279.3 Million

Content Gains Contribute to Eight Percent Year Over Year Revenue Growth in FY20

AUSTIN, Texas--(BUSINESS WIRE)--May 4, 2020--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the fourth quarter and full fiscal year 2020, which ended March 28, 2020, as well as the company’s current business outlook.

“In FY20, we experienced strong demand for products shipping in smartphones and increased our penetration of tablets, truly wireless headsets and wearables,” said Jason Rhode, chief executive officer. “As the global community continues to confront the COVID-19 pandemic and the unknown economic consequences, Cirrus Logic’s priority is to ensure the safety and well-being of our employees, their families and our communities worldwide, while maintaining business continuity and continuing to provide outstanding support to our customers. With approximately $600 million in cash, no debt and outstanding relationships with the leaders in the markets we serve, Cirrus Logic is in a strong position to weather the storm and maximize our long-term growth opportunities.”

Reported Financial Results – Fourth Quarter FY20

  Revenue of $279.3 million;
  GAAP and non-GAAP gross margin of 52.4 percent;
  GAAP operating expenses of $136.2 million and non-GAAP operating expenses of $98.7 million;
  GAAP operating expense included $20.7 million in restructuring costs associated with exiting the MEMS product line, $13.8 million in stock-based compensation and $3 million in amortization of acquired intangibles;
  GAAP earnings per share of $0.17 and non-GAAP earnings per share of $0.68.

Reported Financial Results – Full Year FY20

  Revenue of $1.28 billion;
  GAAP and non-GAAP gross margin are 52.6 percent and 52.7, respectively;
  GAAP operating expenses of $500.7 million and non-GAAP operating expenses of $402.5 million;
  GAAP operating expense included $52.8 million in stock-based compensation, $23.4 million in amortization of acquired intangibles and $21.9 million in restructuring costs associated with exiting the MEMS product line;
  GAAP earnings per share of $2.64 and non-GAAP earnings per share of $3.99.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – First Quarter FY21

  Revenue is expected to range between $200 million and $250 million;
  GAAP gross margin to be between 51 percent and 53 percent; and
  Combined GAAP R&D and SG&A expenses to range between $111 million and $117 million, including approximately $14 million in stock-based compensation expense and $3 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 9199070).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our ability to weather the storm during these challenging times and maximize our long-term growth opportunities, along with estimates for the first quarter fiscal year 2021 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; the level of orders and shipments during the first quarter of fiscal year 2021, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 30, 2019 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended

	Mar. 28,	Dec. 28,	Mar. 30,	Mar. 28,	Mar. 30,
	2020	2019	2019	2020	2019
	Q4'20	Q3'20	Q4'19	Q4'20	Q4'19
Portable products	$249,731	$344,870	$207,099	$1,146,918	$1,032,049
Non-portable and other products	29,560	29,798	33,342	134,206	153,475
Net sales	279,291	374,668	240,441	1,281,124	1,185,524
Cost of sales	133,056	177,163	115,802	606,957	588,027
Gross profit	146,235	197,505	124,639	674,167	597,497
Gross margin	52.4%	52.7%	51.8%	52.6%	50.4%

Research and development	81,865	88,713	92,251	347,647	375,139
Selling, general and administrative	32,464	36,113	30,194	131,115	126,502
Restructuring costs	21,925	-	-	21,925	-
Gain on sale of assets	-	-	(4,913)	-	(4,913)
Total operating expenses	136,254	124,826	117,532	500,687	496,728

Income from operations	9,981	72,679	7,107	173,480	100,769

Interest income	2,474	2,392	2,248	9,401	6,960
U.K. pension settlement	-	-	-	-	(13,768)
Other expense	(106)	(563)	(150)	(1,615)	(217)
Income before income taxes	12,349	74,508	9,205	181,266	93,744
Provision for income taxes	2,191	5,996	3,048	21,768	3,753
Net income	$10,158	$68,512	$6,157	$159,498	$89,991

Basic earnings per share:	$0.17	$1.18	$0.10	$2.74	$1.50
Diluted earnings per share:	$0.17	$1.13	$0.10	$2.64	$1.46

Weighted average number of shares:
Basic	58,527	58,188	59,031	58,317	60,116
Diluted	60,683	60,492	60,199	60,462	61,583

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.
	Three Months Ended			Twelve Months Ended

	Mar. 28,	Dec. 28,	Mar. 30,	Mar. 28,	Mar. 30,
	2020	2019	2019	2020	2019
Net Income Reconciliation	Q4'20	Q3'20	Q4'19	Q4'20	Q4'19
GAAP Net Income	$10,158	$68,512	$6,157	$159,498	$89,991
Amortization of acquisition intangibles	3,000	6,470	7,228	23,420	40,991
Stock-based compensation expense	14,052	14,160	12,583	53,757	49,689
Restructuring costs	20,602	1,323	-	21,925	-
U.K. pension settlement	-	-	-	-	13,768
Gain on sale of assets	-	-	(4,913)	-	(4,913)
Adjustment to income taxes	(6,320)	(4,871)	1,202	(17,411)	(26,781)
Non-GAAP Net Income	$41,492	$85,594	$22,257	$241,189	$162,745

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.17	$1.13	$0.10	$2.64	$1.46
Effect of Amortization of acquisition intangibles	0.05	0.11	0.12	0.39	0.67
Effect of Stock-based compensation expense	0.23	0.23	0.21	0.89	0.81
Effect of Restructuring costs	0.34	0.02	-	0.36	-
Effect of U.K. pension settlement	-	-	-	-	0.22
Effect of Gain on sale of assets	-	-	(0.08)	-	(0.08)
Effect of Adjustment to income taxes	(0.11)	(0.08)	0.02	(0.29)	(0.44)
Non-GAAP Diluted earnings per share	$0.68	$1.41	$0.37	$3.99	$2.64

Operating Income Reconciliation
GAAP Operating Income	$9,981	$72,679	$7,107	$173,480	$100,769
GAAP Operating Profit	3.6%	19.4%	3.0%	13.5%	8.5%
Amortization of acquisition intangibles	3,000	6,470	7,228	23,420	40,991
Stock-based compensation expense - COGS	213	200	288	908	877
Stock-based compensation expense - R&D	9,446	9,343	8,270	33,859	29,115
Stock-based compensation expense - SG&A	4,393	4,617	4,025	18,990	19,697
Restructuring costs	20,602	1,323	-	21,925	-
Gain on sale of assets	-	-	(4,913)	-	(4,913)
Non-GAAP Operating Income	$47,635	$94,632	$22,005	$272,582	$186,536
Non-GAAP Operating Profit	17.1%	25.3%	9.2%	21.3%	15.7%

Operating Expense Reconciliation
GAAP Operating Expenses	$136,254	$124,826	$117,532	$500,687	$496,728
Amortization of acquisition intangibles	(3,000)	(6,470)	(7,228)	(23,420)	(40,991)
Stock-based compensation expense - R&D	(9,446)	(9,343)	(8,270)	(33,859)	(29,115)
Stock-based compensation expense - SG&A	(4,393)	(4,617)	(4,025)	(18,990)	(19,697)
Restructuring costs	(20,724)	(1,201)	-	(21,925)	-
Gain on sale of assets	-	-	4,913	-	4,913
Non-GAAP Operating Expenses	$98,691	$103,195	$102,922	$402,493	$411,838

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$146,235	$197,505	$124,639	$674,167	$597,497
GAAP Gross Margin	52.4%	52.7%	51.8%	52.6%	50.4%
Stock-based compensation expense - COGS	213	200	288	908	877
Restructuring costs - COGS	(122)	122	-	-	-
Non-GAAP Gross Profit	$146,326	$197,827	$124,927	$675,075	$598,374
Non-GAAP Gross Margin	52.4%	52.8%	52.0%	52.7%	50.5%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$2,191	$5,996	$3,048	$21,768	$3,753
GAAP Effective Tax Rate	17.7%	8.0%	33.1%	12.0%	4.0%
Adjustments to income taxes	6,320	4,871	(1,202)	17,411	26,781
Non-GAAP Tax Expense	$8,511	$10,867	$1,846	$39,179	$30,534
Non-GAAP Effective Tax Rate	17.0%	11.3%	7.7%	14.0%	15.8%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.04	$0.10	$0.05	$0.36	$0.06
Adjustments to income taxes	0.11	0.08	(0.02)	0.29	0.44
Non-GAAP Tax Expense	$0.15	$0.18	$0.03	$0.65	$0.50

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Mar. 28,	Dec. 28,	Mar. 30,
	2020	2019	2019
ASSETS
Current assets
Cash and cash equivalents	$292,119	$342,301	$216,172
Marketable securities	22,008	13,098	70,183
Accounts receivable, net	153,998	175,937	120,656
Inventories	146,725	137,920	164,733
Other current assets	35,346	45,345	53,239
Total current Assets	650,196	714,601	624,983

Long-term marketable securities	283,573	250,162	158,968
Right-of-use lease assets	141,274	141,348	-
Property and equipment, net	158,244	174,390	186,185
Intangibles, net	34,430	47,133	67,847
Goodwill	287,088	285,904	286,241
Deferred tax asset	10,052	9,183	8,727
Other assets	27,820	24,819	19,689
Total assets	$1,592,677	$1,647,540	$1,352,640

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$78,412	$98,835	$48,398
Accrued salaries and benefits	42,439	34,228	29,289
Lease liability	13,580	13,863	-
Other accrued liabilities	24,206	31,385	37,853
Total current liabilities	158,637	178,311	115,540

Non-current lease liability	129,312	133,993	-
Non-current income taxes	71,143	72,422	78,309
Other long-term liabilities	3,806	2,934	18,551

Stockholders' equity:
Capital stock	1,434,929	1,417,646	1,363,736
Accumulated deficit	(201,681)	(157,869)	(222,430)
Accumulated other comprehensive income (loss)	(3,469)	103	(1,066)
Total stockholders' equity	1,229,779	1,259,880	1,140,240
Total liabilities and stockholders' equity	$1,592,677	$1,647,540	$1,352,640

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com